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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CRESCENT BANKING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               GEORGIA                                     58-1968323
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                251 HIGHWAY 515
                             JASPER, GEORGIA  30143
             (Address and Zip Code of Principal Executive Offices)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and is            12(g) of the Exchange Act and is
effective pursuant to General               effective pursuant to General
Instruction A.(c), please and is            Instruction A.(c), please and is
effective upon filing pursuant              effective upon filing pursuant
to General Instruction A.(c),               to General Instruction A.(d),
please check the following box. [_]         please check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:


     TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
     -------------------                       ------------------------------
            NONE                                            NONE


Securities registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the common stock, par value $1.00 per share (the "Common Stock"), of Crescent Banking Company (the "Company") registered hereby is incorporated herein by reference to the section entitled "Description of Company Capital Stock" in the Company's Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on January 12, 1998 (File No. 333-44123).


ITEM 2.  EXHIBITS


Exhibit Number                         Description of Exhibit
--------------       --------------------------------------------------------
      1              Specimen Stock Certificate of the Company's Common Stock
                     (Incorporated by reference from Exhibit 4 to the Company's
                     Registration Statement on Form S-4 dated January 27, 1992,
                     Securities and Exchange Commission File No. 33-45254, as amended (the "Form S-4").

      2 Articles of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company's Form S-4).

      3              Bylaws of the Company (Incorporated by reference from
                     Exhibit 3.2 to the Company's Form S-4).
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                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CRESCENT BANKING COMPANY



Date:  December 1, 1998                By: /s/ J. Donald Boggus, Jr.
       ----------------                    -------------------------
                                           Name:  J. Donald Boggus, Jr.
                                           Title:  President and
                                                   Chief Executive Officer




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